Fleetwood Credit Receivables Corp.
FLEETWOOD CREDIT 1997-A GRANTOR TRUST

Servicer's Certificate
For the Month of August, 1997

Principal and Interest Collections

  Beginning Pool Balance                                      (1) $   163,019,576.78

  Beginning Pool Factor [(1)/$ 183,011,151.56]                (2)          0.8907631

  Principal Collected                                         (3) $     3,099,512.75

  Interest Collected                                          (4) $     1,275,205.35

    Less:  Accrued Interest Prior to Cut Off Date             (5)         819,427.25

    Less:  Additional Purchased Accrued Interest             (5a)               0.00

    Plus:  Purchased Accrued Interest -
                   End of Collection Period                   (6)         842,499.56

  Net decrease/(increase) in Purchased
   Accrued Interest [(5)+(5a)-(6)]                            (7) $      (23,072.31)

    Plus:  "Non-Reimbursable Interest Payment"                (8)          10,113.24

                  Total Interest Received
                   [(4)-(5)-(5a)+(6)+(8)]                     (9) $     1,308,390.90

     Additional Deposits
       (i)   Repurchase Amounts                               (10)              0.00
      (ii)   Liquidation Proceeds                             (11)         39,500.00
     (iii)   Yield Supplement Deposit Amount                  (12)              0.00

     Total Additional Deposits  [(10)+(11)+(12)]              (13) $       39,500.00

     Total Available Funds [(3)+(9)+(13)]                     (14) $    4,447,403.65

     Defaulted Receivable Principal Balance  [(A1)]           (15) $       68,109.19

     Ending Pool Balance [(1)-(3)-(15)]                       (16) $  159,851,954.84

     Ending Pool Factor [(16)/$ 183,011,151.56]               (17)         0.8734547









Fleetwood Credit Receivables Corp.
   FLEETWOOD CREDIT 1997-A GRANTOR TRUST
   Servicer's Certificate
   For the Month of August, 1997

Distributions:
                                                      Class A            Class B           Total
Class Percentage                                        96.5%               3.5%            100%
Pool Factor (Ending Pool Balance)                   0.8734547          0.8734547       0.8734547
Class Coupon                                            6.64%              6.83%

July Beginning Pool Balance [(1)]             $157,313,891.59     $5,705,685.19  $163,019,576.78

July Ending Pool Balance [(16)]               $154,257,136.42     $5,594,818.42  $159,851,954.84

Collected Principal [(3)]                       $2,991,029.80       $108,482.95    $3,099,512.75

Collected Interest [(9)]                        $1,262,597.22        $45,793.68    $1,308,390.90

Other Collected Interest  [(9a)]                        $0.00             $0.00            $0.00

Additional Deposits [(10)+(11)]                    $38,117.50         $1,382.50       $39,500.00

Servicing Fee [(1.0%/12)x(1)]                    ($131,094.91)       ($4,754.74)   ($135,849.65)

Total Available Funds                           $4,160,649.61       $150,904.39    $4,311,554.00

Payments to Certficateholders:

Principal Distributable Amount [(1)-(16)]        $3,056,755.17       $110,866.77   $3,167,621.94

Interest Distributable Amount [(1)x(coupon/12      $870,470.20        $32,474.86     $902,945.06

    Total Payments to Certificateholders         $3,927,225.37       $143,341.63   $4,070,567.00

Reserve Fund payment                                     $0.00             $0.00           $0.00

Amount due Class B but paid to
  Class A (subordination)                                $0.00

Class A Interest Carryover Shortfall                     $0.00

Class A Principal Carryover Shortfall                    $0.00

Class B Interest Carryover Shortfall                                       $0.00

Class B Principal Carryover Shortfall                                      $0.00

Amounts Remaining in the Certificate
   Account to be paid to the Seller                $233,424.24         $7,562.76     $240,987.00
Memo:
   Principal Difference                            ($27,607.87)       ($1,001.32)   ($28,609.19)
   Interest Difference                             $261,032.11         $8,564.08     $269,596.19
   Total                                           $233,424.24         $7,562.76     $240,987.00

/TABLE

Fleetwood Credit Receivables Corp.
FLEETWOOD CREDIT 1997-A GRANTOR TRUST

Servicer's Certificate
For the Month of August, 1997

Determination of the Servicer Letter of Credit Amount
   Number of Contracts - End of Month                            (45)         N/A

   Original number of contracts                                  (46)         N/A

   Percent of Original Contracts remaining
        [((45)/(46))x100]                                        (47)         N/A

   Original Servicer Letter of Credit Amount                     (48) $       N/A

   Revised Servicer Letter of Credit Amount
        [Lessor of [(48)x(47) or the Beginning
        Pool Balance (1)]                                        (49) $       N/A

   Prior Month Servicer Letter of Credit Amount
        [Previous Month (49)]                                    (50) $       N/A

   Servicer Letter of Credit Fee                                 (51) $       N/A

Yield Supplement Amount

   Receivables with coupon rates below 7.65%
       Principal Outstanding                                     (52) $       N/A

       Number of receivables                                     (53)         N/A

       Interest on the Receivables at their APR                  (54) $       N/A

       Interest due on the Receivables at the
            Pass-Through Rate                                    (55) $       N/A

       Yield Supplement Amount [(54)-(55)]                       (56) $       N/A

Defaulted Receivables
   Amount of principal and accrued interest due from
         Obligors on Defaulted Receivables
            Principal                                            (A1) $ 68,109.19
            Interest                                             (A2)    1,149.51
            Expense                                              (A3)    1,006.00
            Total                                                 (A) $ 70,264.70

         Less:   Liquidation Proceeds                             (B) $ 39,500.00
   Realized Loss  [(A1)+(A2)-(B)]                                 (C) $ 29,758.70

   Cumulative Losses  (Including Expenses)                        (D) $ 79,260.55
   Cumulative Loss Percentage  [(D)/$183,011,151.56]                       0.04%
          (Less than 1.5% ?)
/TABLE

Fleetwood Credit Receivables Corp.
FLEETWOOD CREDIT 1997-A GRANTOR TRUST

Servicer's Certificate
For the Month of August, 1997

Reconciliation of Reserve Fund

   Beginning Reserve Fund Balance                                (57) $ 4,075,489.42

        Plus:  Excess Amounts from Seller                       (57a)     240,987.00
        Plus:  Investment Earnings                              (57b)      17,954.09
        Less:  Reserve Fund Payments                             (58)           0.00
                       Subtotal Reserve Fund                          $ 4,334,430.51
        Plus:  Beginning Negative Carry Balance                 (58a)           0.00
        Plus:   Negative Carry Investment Earnings              (58b)           0.00
        Less:  Payment from Negative Carry                      (58c)           0.00

        Ending Negative Carry Balance                           (58d)           0.00

   Reserve Fund Prior to Payments to Seller                      (59) $ 4,334,430.51

   Required Reserve Fund Balance:
        (Lesser of 1 or 2)

    (1) Greater of:  $3,660,223 or 2.50% of the Ending Pool Balance
        (Class A and Class B Certificate Balances), but not greater than the Ending Pool Balance (unless the Cumulative Loss
        Percentage exceeds 1.5%), or (2);

    (2) (18% - Subordination Fraction) x the Ending Pool Balance                  NA

   Required Amount                                              (60)  $ 3,996,298.87

   Amount of Excess Reserve released  [(59)-(60)]               (61)  $   338,131.64
        (No Release to be made during Pre-funding period)


   Ending Reserve Fund Balance to be invested(including         (62) $ 3,996,298.87
        Negative Carry Balance)


   Reserve Fund Balance as a Percent
        of the Ending Pool Balance                              (63)           2.50%

   Interest Income on Reserve Fund for August, 1997
        from First Chicago                                      (64) $     17,954.09

   Interest Income on Negative Carry Balance for August, 1997   (65) $          0.00
           from First Chicago

<?TABLE>


Fleetwood Credit Receivables Corp.
FLEETWOOD CREDIT 1997-A GRANTOR TRUST
Servicer's Certificate
For the Month of August, 1997


Reconciliation of Net Payment to the Trustee
Available Funds                                                        $4,447,403.65
   Servicing Fees                                                      ($135,849.65)
Total Available Funds                                                  $4,311,554.00

Total payments to Class A                                              $3,927,225.37
Total payments to Class B                                                $143,341.63

Reserve Fund:
    Excess from Seller [(57a)]                                           $240,987.00
    Reserve Fund Payments [(58)]                                               $0.00
Gross payment to the Trustee                                           $4,311,554.00

Amounts Held by Trustee:
   Less:  Amount released from Reserve Fund
           in excess of $3,660,223 (Net of Reserve Fund payment) [(61)]  $338,131.64
   Less:  Balance of Prefunded Account payable
            to Certificateholders                                                N/A
       Less:  Amount paid from Negative Carry
                      Balance [(58c)]                                            N/A
       Less:  Amount paid from Pre-Funded
                      Amount Earnings [(72)]                                     N/A
       Total Other Collected Interest                          (9a)              N/A

Total Amount Held by Trustee                                             $338,131.64

Net payment to the Trustee                                             $3,973,422.36

Reconciliation of Pre-Funding Account

Beginning Pre-Funded Amount                                    (70)              N/A
        [Prior Month (74)]
    Less:  Amount applied to the purchase of
                 Subsequent Receivables                        (71)              N/A
    Plus:  Earnings on Pre-Funded Amount                       (72)              N/A
    Less:  Payment of Earnings                                 (73)              N/A

Ending Pre-Funding Amount                                      (74)              N/A

Account Activity
       Number of Accounts - Beginning of Month                                 5,235
            Less:  Account Paid Off / Repurchased                                 82
            Plus:  Accounts in Collateral Addition                                 0
      Number of Accounts - End of Month                                        5,153

Non-Accrual Accounts - End of Month
      Number of Non-Accrual Accounts                                               7
      Aggregate Principal Balance Outstanding                            $315,885.79

/TABLE

Fleetwood Credit Receivables Corp.
FLEETWOOD CREDIT 1997-A GRANTOR TRUST

Servicer's Certificate
For the Month of August, 1997


Delinquent Accounts
   Period of Delinquency                      Units      Amount      Percent of Pool
   30 - 59 days                                8   $ 375,909.89            0.24%
   60 - 89 days                                1      41,592.52            0.03%
   90 days or more                             0           0.00            0.00%
       Total                                   9   $ 417,502.41            0.26%(A)

   Repossession Inventory                      7   $ 315,885.79           0.198%(B)

Delinquency Percentage
                                                                         Quarter
                                          JUL        AUG        SEPT     Total(Avg)

   90 days or more  (000)           $     0.0   $     0.0  $     N/A     $   N/A

   Repossession Inventory (000)     $   304.0   $   315.9  $     N/A     $   N/A

   Total                            $   304.0   $   315.9  $     N/A     $   N/A(A)

   Ending Pool Balance (mils)       $   163.0   $   159.9  $     N/A     $   N/A(B)

   Delinquency Percentage (A)/(B)                                            N/A

Realized Loss Analysis
                                                                          Quarter
                                         JUL         AUG          SEPT     Total
Realized Losses/(Recoveries)  (X)
         [(A1+(A2)-(B)]  (000)      $    25.1   $    29.8  $     N/A    $ N/A(Sum)

Beginning Pool Balance (mils) (Y)   $   166.7   $   163.0  $     N/A    $ N/A(Avg)

Realized Loss Percentage
         (Less than 1.5%?)  [((X)/(Y))*4]                                   N/A

Realized Losses Since Inception (less than $2,745,168 ?)               $77,773.12

Change in Realized Losses                                              $29,758.70

Proceeds from Insurance and Dealer Repurchases

         Proceeds received during the month from
              physical damage insurance                                   $ 0.00

         Proceeds received during the month from Dealer
          repurchase obligations relating to Defaulted Receivables        $ 0.00